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                                                                   EXHIBIT 23.3


                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

        We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. contained in the Registration Statement on Form S-1 (Registration No. 333-34451) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the captions "Independent Public Accountants" and "Selected Consolidated Financial and Operating Data."


                                                /s/ GRANT THORNTON LLP

                                                GRANT THORNTON LLP

Oklahoma City, Oklahoma
October 16, 1997